EXHIBIT 16.1


                        SPEAR, SAFER, HARMON & CO., P.A.
                        8350 N.W. 52ND TERRACE, SUITE 301
                              MIAMI, FLORIDA 33166


March 15, 2002


Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We have read Alec Bradley Cigar Corporation's statements included under Item 4 of its Form 8-K dated March 11, 2002, and we agree with such statements made regarding our firm.

Very truly yours,


/s/Spear, Safer, Harmon & Co., P.A.
-----------------------------------
Spear, Safer, Harmon & Co., P.A.